Exhibit 99.2

Greners.com, Inc.

Summary of Unaudited Pro Forma Condensed Financial Statements

On July 23, 2012, Phototron Holdings, Inc. (the “Company”) completed the purchase of substantially all of the assets (the “Assets”) of Donna Klauenburch and Tao Klauenburch (“Tao”), general partners doing business as Greners.com (collectively, “Greners”), related to the online retail business currently operated by Greners, pursuant to the terms of an Asset Purchase Agreement entered into by the parties on July 23, 2012 (the “Asset Purchase Agreement”). The Assets included equipment, finished goods, materials and supplies, contract rights, trademarks, domain names and implemented and operational components of software. In addition, the Company assumed certain of Greners’ liabilities which included Greners’ liabilities and obligations under its contracts and all express and implied warranties related to any materials supplied by Greners prior to the closing date.

In consideration for the Assets, the Company agreed to pay to Greners an aggregate of $450,000. Of the purchase price, $250,000 was paid in cash on the closing date and the remaining portion of the purchase price was paid in the form of a Secured Promissory Note (the “Note”) issued by the Company to Greners in the original principal amount of $200,000.

In accordance with the Asset Purchase Agreement, on July 23, 2012, the Company issued the Note to Greners. The original principal amount of the Note is $200,000 and pays 7% interest per annum. The Note is payable in installments of principal and interest in the amount of $52,206.47 on each of October 23, 2012, January 23, 2013, April 23, 2013 and July 23, 2013. The remaining outstanding principal balance and unpaid accrued interest is due and payable on July 23, 2013. If there is an uncured event of default, Greners may declare the entire principal and accrued interest amount immediately due and payable. Interest shall accrue on any principal amount past due at the rate equal to the lower of 10% per annum and the maximum amount allowed by law.

On July 23, 2012, the Company also entered into a Security Agreement (the “Security Agreement”) with Greners, pursuant to which, all of the Company’s obligations under the Note were secured by first priority security interests in all of the Company’s assets, including intellectual property. Upon an event of default under the Note or the Security Agreement, Greners may be entitled to foreclose on any of such assets or exercise other rights available to a secured creditor under California law.

In accordance with the Asset Purchase Agreement, on July 23, 2012, the Company entered into a Software Rights Agreement (the “Software Rights Agreement”) with Greners and Dennis Kuznetsov, a 50% owner of certain app engine components of the software portion of the Assets (“DK”), pursuant to which, DK agreed not to use such Assets for any purpose that competes, directly or indirectly, with the Company’s online sales of hydroponic and indoor gardening equipment and supplies.

In accordance with the Asset Purchase Agreement, on July 23, 2012, the Company entered into a Noncompetition, Nonsolicitation and Nondisclosure Agreement (the “Noncompetition Agreement”) with Tao, pursuant to which, Tao agreed to certain noncompetition, nonsolicitation and nondisclosure provisions for a 5-year period. The term of the Noncompetition Agreement will be decreased to 2 years upon the termination of any employment of Tao with the Company. The Noncompetition Agreement will terminate upon an event of default by the Company under the Security Agreement.

The unaudited pro forma balance sheet as of June 30, 2012 and the unaudited consolidated statement of operations for the year ended December 31, 2011 and the six months ended June 30, 2012 presented herein gives effect to the acquisition as if the transaction had occurred at the beginning of such period and includes certain adjustments that are directly attributable to the transaction, which are expected to have a continuing impact on the Company, and are factually supportable, as summarized in the accompanying notes.

The unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only. The unaudited pro forma condensed consolidated financial information presented herein is based on management’s estimate of the effects of the acquisition, had such transaction occurred on the dates indicated herein, based on currently available information and certain assumptions and estimates that the Company believes are reasonable under the circumstances. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of the results of operations or financial position that actually would have been achieved had the acquisition been consummated on the dates indicated, or that may be achieved in the future.

The unaudited pro forma condensed consolidated financial information presented herein should be read in conjunction with the financial statements of the Company contained elsewhere in this Current Report on Form 8-K, as filed with the Securities and Exchange Commission, Phototron’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the Securities and Exchange Commission on April 12, 2012, and Phototron’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012, as filed with the Securities and Exchange Commission on August 20, 2012.

Growlife, Inc. and Greners.com, Inc.

Pro-Forma Balance Sheet

June 30, 2012

(Unaudited)

	GrowLife, Inc.	Greners.com, Inc.	Pro-forma Adjustment		Total

ASSETS

Current Assets
Cash	$2,473	$38,875	$(38,875	)(b)	$2,473
Accounts receivable, net of allowance	10,756	5,000	(5,000	)(b)	10,756
Inventories	270,915	99,667	333	(a)	370,915
Prepaid expenses	19,437	—			19,437
Total current assets	303,581	143,542	(43,542)		403,581

Property and equipment, net	25,058	—	7,500	(a)	32,558

Deposits	4,065	—	—		4,065
Intangibles	228,600	—	265,000	(a)	493,600
Goodwill	634,128	—	47,000	(a)	681,128

Total Assets	$1,195,432	$143,542	$275,958		$1,614,932

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities
Accounts payable	$166,560	$120,081	$(120,081	)(b)	$166,560
Accrued expenses	62,860	2,835	(2,835	)(b)	62,860
Delinquent payroll taxes	12,713	—	—		12,713
Due to related party	5,500	97,225	(97,225	)(b)	5,500
Note payable, related party	—	—	—		—
Notes payable	108,425	—	200,000	(d)	308,425
Derivative liability	968,325	—	—		968,325
Total current liabilities	1,324,383	220,141	(20,141)		1,524,383

6% Senior secured convertible notes, net of discount	380,632	—	—		380,632
6% Senior unsecured convertible notes, net of discount	10,962	—	—		10,962
6% Senior unsecured convertible notes, net of discount, related party	277,408	—	—		277,408

Total liabilities	1,993,385	220,141	(20,141)		2,193,385

Stockholders' Deficiency
Preferred stock, $0.0001 par value; 3,000,000 shares authorized and	300	—	—		300
outstanding repectively
Common stock, $0.00001 par value; 1,000,000,000 shares authorized;
307,751,445 and 157,000,000 shares issued and outstanding, respectively	30,775	137,655	(137,655	)(c)	30,775
Additional paid-in capital	428,640	—	278,378	(d)	707,018
Accumulated deficit	(1,257,668)	(214,254)	155,376	(c)	(1,316,546)
Total stockholders' deficiency	(797,953)	(76,599)	296,099		(578,453)

Total liabilities and stockholders' deficiency	$1,195,432	$143,542	$275,958		$1,614,932

(a)	To reflect asset purchase of inventory, assets and amortization of intangible assets, including trademarks, customer and distributor lists and trade secrets
(b)	To reflect the non-assumption of cash and liabilities
(c)	To reflect no equity was being exchanged
(d)	To reflect payment of Greners.com, Inc.

Growlife, Inc. and Greners.
Proforma Statement of Operations
(Unaudited)
For the Year Ended
December 31, 2012

	Growlife, Inc.	Greners.com, Inc.	Pro-forma	Total
			Adjustments
Revenue	$498,736	$3,025,655		$3,524,391

Cost of revenue	352,481	2,516,534		2,869,015

Gross profit	146,255	509,121	—	655,376

General and administrative	4,024,226	653,747		4,677,973

Loss from operations	(3,877,971)	(144,626)	—	(4,022,597)

Other expenses
Reverse merger expenses	(430,966)	—		(430,966)
Interest expense,net	(58,217)	(730)		(58,947)

Net loss	$(4,367,154)	$(145,356)	$—	$(4,512,510)

Net loss per share - (basic and diluted)	$(0.03)			$(0.03)

Weighted average shares oustanding - (basic and diluted)	137,158,752			137,158,752

See accompanying notes to these condensed consolidated financial statements.

Growlife, Inc. and Greners.
Proforma Statement of Operations
(Unaudited)
For the Six Months Ended
June 30, 2012

	Growlife, Inc.	Greners.com, Inc.	Pro-forma	Total
			Adjustments
Revenue	$300,255	$1,222,406	—	$1,522,661

Cost of revenue	200,096	963,511	—	1,163,607

Gross profit	100,159	258,895	—	359,054

General and administrative	534,334	316,643	—	850,977

Loss from operations	(434,175)	(57,748)	—	(491,923)

Other expenses
Change in fair value of derivatives	(375,999)	—	—	(375,999)
Interest expense,net	(68,232)	1,130	—	(67,102)

Net loss	$(878,406)	$(56,618)	$—	$(935,024)

Net loss per share - (basic and diluted)	$(0.00)			$(0.00)

Weighted average shares oustanding - (basic and diluted)	229,115,455			229,115,455

See accompanying notes to these condensed consolidated financial statements.